Exhibit 99.1

Liberty Bancorp, Inc. Announces Completion of Acquisition of Farley State Bank

LIBERTY, Mo.--(BUSINESS WIRE)--November 10, 2008--Liberty Bancorp, Inc. (Nasdaq: LBCP) announced today that its wholly owned subsidiary, BankLiberty, has completed its previously announced acquisition of substantially all of the banking operations, assets and deposits of Farley State Bank, a Missouri bank headquartered in Parkville, Missouri. For cash consideration, BankLiberty acquired Farley State Bank’s banking offices located in Parkville, Farley and Platte City, Missouri, along with approximately $38 million in total assets, effective November 7, 2008.

Liberty Bancorp, Inc, through its subsidiary BankLiberty, offers banking and related financial services to both individual and commercial customers. BankLiberty is headquartered in Liberty, Missouri, with nine additional banking centers in the Kansas City metropolitan area.

CONTACT:
Liberty Bancorp, Inc.
Brent M. Giles, 816-781-4822
President and Chief Executive Officer